Exhibit 99.906CERT

EXHIBIT (b)

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF
2002

(SUBSECTIONS (A) AND (B) OF SECTION 1350, CHAPTER 63 OF TITLE 18,

UNITED STATES CODE)

In connection with the attached Report of The Thirty-Eight Hundred Fund, LLC (the “Fund”) on Form N-CSR to be filed with the Securities and Exchange Commission (the “Report”), each of the undersigned officers of the Fund does hereby certify that, to the best of such officer’s knowledge:

1. The Report fully complies with the requirements of 13(a) or 15(d) of the Securities and Exchange Act of 1934, as applicable; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund as of, and for, the periods presented in the Report.

Dated: February 6, 2012

/s/ Joseph R. York

Name:	Joseph R. York

Title:	Director and Chief Executive Officer

Dated: February 6, 2012

/s/ Brent C. Arvidson

Name:	Brent C. Arvidson

Title:	Treasurer and Chief Financial Officer

This certification is being furnished solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Report or as a separate disclosure document.